Investor Presentation December 2020 Exhibit 99.1

Important Information 2 Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending January 30, 2021 found within this presentation. These statements are subject to change. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company’s business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, the Company’s ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements. Non-GAAP Financial Measures This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, an explanation of the Non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP financial measures are provided in the Company’s Form 8-K filed with the SEC on December 2, 2020 and on the Company’s Investor Center website at https://ir.dycomind.com. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Dycom Overview 3 Operates throughout the continental United States Nationwide footprint with 44 operating subsidiaries and over 14,150 employees Strong revenue base and customer relationships Contract revenues of $810.3 million for Q3 2021, compared to $884.1 million for Q3 2020 Non-GAAP Adjusted EBITDA for Q3 2021 of $92.8 million, or 11.5% of contract revenues, compared to $91.7 million, or 10.4% of contract revenues, for Q3 2020 Non-GAAP Adjusted Diluted Earnings per Common Share of $1.06 for Q3 2021, compared to $0.88 for Q3 2020 Solid financial profile Strong liquidity of $587.1 million at Q3 2021 Reduced notional net debt by $110.1 million during Q3 2021 and by $467.4 million since Q3 2020 Leading supplier of specialty contracting services to telecommunication providers

4 Industry Update Major industry participants constructing or upgrading significant wireline networks across broad sections of the country generally designed to provision 1 gigabit network speeds directly to consumers or wirelessly using 5G technologies Industry effort to deploy high capacity fiber networks continues to meaningfully broaden Dycom’s set of opportunities Access to high capacity telecommunications increasingly crucial to society in the time of the COVID-19 pandemic, especially in rural America where dramatically increased rural network investment will be required to support work from home, telemedicine, distance learning and other newly essential applications Industry Increasing Network Bandwidth Dramatically Dycom’s scale and financial strength position it well to deliver valuable services to its customers COVID-19 Near Term Impacts Dycom is currently providing services for 1 gigabit full deployments and converged wireless/wireline multi-use network deployments across the country in dozens of metropolitan areas to several customers, including customers with stated aspirations to initiate broad fiber deployments as well as customers who appear to be contemplating the resumption of broad deployments and with whom current activity is increasing Potential fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives Dycom’s ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants Macro-economic effects and uncertainty may influence some customer plans Customers continue to be focused on the possible macro-economic effects of the pandemic on their business with particular focus on SMB dislocations and overall consumer confidence and credit worthiness Some uncertainty is seen in the overall municipal environment as authorities continue to manage the general effects of the pandemic on permitting and inspection processes and the impacts of potential business limitations due to recent nationwide increase in COVID-19 infections

Industry Drivers 5 Fiber deployments enabling new wireless technologies are underway in many regions of the country Telephone companies are deploying FTTH to enable 1 gigabit high speed connections Cable operators are deploying fiber to small and medium businesses and enterprises, partly in anticipation of the customer sales process; deployments to expand capacity as well as new build opportunities are underway Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream Customers are consolidating supply chains creating opportunities for market share growth and increasing the long- term value of Dycom’s maintenance and operations business Dycom is increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for wired and converged wireless/wireline networks Solid end market activity despite challenging economic backdrop Remain encouraged that Dycom’s major customers continue to be committed to multi-year capital spending initiatives

275 384 - 50 100 150 200 250 300 350 400 G ig a b y te s Weighted Average Data Consumed per Month 3Q-19 3Q-20 Strong Secular Trend 6 North America Internet Protocol Traffic vs. GDP Growth Strong and stable growth in IP traffic even in times of GDP decline Telecommunications networks fundamental to economic progress - Cisco Visual Networking Index: Forecast and Trends, 2017–2022 White Paper - February 2019 IP traffic in North America will reach 108.4 EB per month by 2022, growing at a CAGR of 21 percent. Data Usage Growth & Broadband Speeds Sources: U.S. Telecom, The Broadband Association; Cisco Visual Networking Index; U.S. National Bureau of Economic Analysis The average subscriber now consumes 380+ GB per month, an increase of 40% from Q3 2019 Nearly two-thirds of these subscribers are provisioned at speeds of 100+ Mbps Increasing consumer demand for bandwidth continues to drive fiber deployments by telecom providers Source: OpenVault Broadband Industry Report 3Q 2020 “ ” (140,000) (120,000) (100,000) (80,000) (60,000) (40,000) (20,000) - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 (35)% (30)% (25)% (20)% (15)% (10)% (5)% 0% 5% 10% 15% 20% 25% 30% 35% 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 N o rt h A m e ri ca I P T ra ff ic (P e ta b y te s p e r M o n th ) Q u a rt e rl y G D P C h a n g e 39% 61% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Provisioned Speed Tiers of Broadband Subscribers <100 Mbps 100+ Mbps

7 Key Driver: High Bandwidth Deployments Verizon AT&T At the same time, we launched 55 cities on ultra-wideband so far this year, and we are up to 60 before year-end. And that's of course the capacity and experience layers that we're building right now. And we're so pleased that the ecosystem is following us. And the last was, of course, at Apple in the 5G has ultra-wideband in all of them. Seeing the benefit of the experience and capacity layer we have built in ultra- wideband. We also said we're going to have 10 cities on 5G home before year-end. And the new CP that is coming up – that came out in October. We are on track for that as well. “ ” - Hans Vestberg, CEO Verizon Communications, Inc. – November 2020 Companies deploying fiber-to-the-home, fiber-to-the-node, and fiber-to-the-building technologies to enable 1 gigabit connections Data transmission speeds dramatically increasing 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Q3-20 F ib e r B ro a d b a n d S u b s c ri b e rs ( 0 0 0 s ) 5 12 31 60 0 10 20 30 40 50 60 70 80 2019 2020 M a rk e ts C o n n e c te d 5G Home 5G Mobile We're selling into our existing footprint of a little over 14 million fiber homes, and we're doing it very effectively. And you've heard my comment about how much customers like the product. And that's one of the reasons we're having great success, and we're going to continue to push in that footprint. We've been adding fiber footprint as we have talked about slowly. We're going to pick that up a bit so that we can make sure we're in a share gain position and we're actually growing the broadband business as we exit next year. - John Stankey, CEO AT&T, Inc. – October 2020 “ ”

Key Driver: 5G Deployment 8 Growth in Number of Small Cells Wireless carriers are increasing 4G capacity and augmenting 4G with new 5G technologies creating growth opportunities in the near to intermediate term Number of small cells are predicted to exceed 1,000,000 by 2027; hundreds of thousands of small cells will need to be deployed in the next few years to meet growing demands Emerging wireless technologies driving significant wireline deployments Wireline deployments are the foundational element of what is expected to be a decades long deployment of fully converged wireless/wireline networks that will enable high bandwidth, low latency 5G applications Source: Rysavy Research LLC and Wells Fargo Securities, LLC. If you think about the capital cost associated with building Small Cell networks, about 80%, 85% of the total cost of building those networks is in the Fiber itself…based on the type of infrastructure that has to be deployed in order to achieve a Small Cell solution for the carriers, the majority of the – think about the revenue and the underlying cost associated with that – is going to be in the Fiber asset, the Fiber asset itself. “ ” - Jay Brown, CEOCrown Castle International Corp. – April 2020

9 Dycom is well-positioned to benefit from future growth opportunities Complete Lifecycle Services Crucial to Customers’ Success PROCUREMENT INSTALLATION CONSTRUCTION ENGINEERING & DESIGN Wireline Wireless MAINTENANCE PROGRAM MANAGEMENT Q3 2021 Revenue by Customer Type: 89.0% Telecommunications 7.3% Underground Locating 3.7% Electric/Gas Utilities & Other Intensely Focused on Telecommunications Market Wireless/Wireline Converged

Local Credibility, National Capability Operating Subsidiaries

11 Well Established Customers Top 5 Customers - % of Total Contract Revevenues Q3 2021 Organic growth (decline)1: (9.4)% (15.4)% 11.1% Total Customers Top 5 Customers All Other Customers 9.0% Q3 2021 % of contract revenues from customers #6 through #10: 2.4% 2.3% 2.3% 1.6% 0.9% Comcast Customer #6 Frontier Charter Dominion Energy NiSource Top 5 customers represented 71.6% and 77.3% of contract revenues in Q3 2021 and Q3 2020, respectively * Formerly known as CenturyLink

41% 40% 34% 26% 23% 59% 60% 66% 74% 77% $2,290 $2,954 $2,978 $3,128 $3,340 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2016 2017 2018 2019 2020 C u st o m e r C o n tr a ct R e v e n u e s Trailing Twelve Months Ended January2 Top 5 Customers All Other Customers Durable Customer Relationships 12 $ Millions $- $100 $200 $300 $400 $500 $600 $700 $800 $900 2016 2017 2018 2019 2020 C u st o m e r C o n tr a ct R e v e n u e s Trailing Twelve Months Ended January2 Verizon AT&T Lumen Technologies Comcast Windstream Charter

Anchored by Long-Term Agreements 13 Dycom is party to hundreds of MSA’s and other agreements with customers that extend for periods of one or more years Generally multiple agreements maintained with each customer Master Service Agreements (MSA’s) are multi-year, multi-million dollar arrangements covering thousands of individual work orders generally with exclusive requirements; majority of contracts are based on units of delivery Backlog at $5.412 billion as of Q3 2021 Revenue by Contract Type for Fiscal 2020 Master Service Agreements Short-term contracts Long-term contracts Backlog3 65.4% 23.2% 11.4%

10+ Years of Robust Cash Flow Generation 14 Fiscal 2010 – Fiscal 2020 Robust cash flow generation and prudent capital allocation provide strong foundation for returns Strong operating cash flow of $1.357 billion over 10+ years Prudent approach to capital allocation: $444 million invested in share repurchases $618 million invested in business acquisitions $1,055 million in cap-ex, net of disposals, or approximately 50% of allocation Net Decrease in Cash , $50 Cash Flow from Operations $1,357 Other Cash Flow $709 Cap-Ex, net $1,055 Share Repurchases $444 Business Acquisitions $618 $2,117 $2,117

Financial Update

Financial Overview 16 Strong market opportunities Contract revenues of $810.3 million for Q3 2021, compared to $884.1 million for Q3 2020 Non-GAAP Adjusted EBITDA for Q3 2021 of $92.8 million, or 11.5% of contract revenues, compared to $91.7 million, or 10.4% of contract revenues, for Q3 2020 Non-GAAP Adjusted Diluted Earnings per Common Share of $1.06 for Q3 2021, compared to $0.88 for Q3 2020 Solid financial profile Strong liquidity of $587.1 million at Q3 2021 Reduced notional net debt by $110.1 million during Q3 2021 and by $467.4 million since Q3 2020

$390 $442 $384 $330 $310 14.6% 14.4% 12.9% 10.5% 9.3% FY2016 FY2017 4 Quarters Ended Jan. 2018 FY2019 FY2020 $ M il li o n s Non-GAAP Adjusted EBITDA Non-GAAP Adjusted EBITDA as a % of Revenue $2,673 $3,067 $2,978 $3,128 $3,340 FY2016 FY2017 4 Quarters Ended Jan. 2018 FY2019 FY2020 $ M il li o n s Annual Trends 17 Growth in Contract Revenues Organic Revenue Trend1 Non-GAAP Adjusted EBITDA Non-GAAP Adjusted Diluted EPS $4.48 $5.26 $3.88 $2.78 $2.27 FY2016 FY2017 4 Quarters Ended Jan. 2018 FY2019 FY2020 22.7% 14.1% (0.2)% 3.6% 8.3% FY2016 FY2017 4 Quarters Ended Jan. 2018 FY2019 FY2020 2 2 22

Quarterly Trends 18 $749 $834 $884 $884 $738 $814 $824 $810 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 $ M il li o n s $60 $74 $89 $92 $45 $70 $103 $93 8.0% 8.8% 10.2% 10.4% 6.0% 8.6% 12.5% 11.5% Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Non-GAAP Adjusted EBITDA Non-GAAP Adjusted EBITDA % $ M il li o n s 4 Contract Revenues Non-GAAP Adjusted EBITDA

Liquidity Overview

Notional Net Debt Reduction



$ Millions
$1,026.2
$849.8
$762.9
$668.9
$558.7
($467.4)
Q3 2020[5]
Q4 2020[5]
Q1 2021[5]
Q2 2021
Q3 2021

$ Millions	Q2 2021	Q3 2021
Debt Summary		
0.75% Convertible Senior Notes, mature Sept 2021:	$ 58.3	$ 58.3
Senior Credit Facility, matures Oct 2023:[7]		
Term Loan Facilities	433.1	427.5
Revolving Facility	200.0	85.0
Total Notional Amount of Debt	**$ 691.4**	**$ 570.8**
Less: Cash and Equivalents	**22.5**	**12.0**
Notional Net Debt[5]	**$ 668.9**	**$ 558.7**

$ Millions	Q3 2020	Q3 2021
Cash Flow Summary		0
Cash provided by (used in) operating activities	$ (24.0)	$ 111.9
Capital expenditures, net of disposals	$ (14.5)	$ (3.5)
(Repayments) Borrowings on Senior Credit Facility	$ 38.0	$ (120.6)
Other financing & investing activities, net	$ (0.2)	$ 1.6
Total Days Sales Outstanding ("DSO")[8]	128	127

Reduced notional net debt by $467.4 million since Q3 2020, including a Q3 2021 reduction of $110.1 million

During Q3-2021:

- Generated solid free cash flow
- Repaid $115.0 million on Revolver
- Repaid $5.6 million of Term Loan borrowings

Strong liquidity[6] of $587.1 million at Q3 2021

Robust operating cash flows of $111.9 million during Q3 2021 and $279.4 million year-to-date from prudent working capital management

DSOs of 127 at Q3 2021, compared to DSOs of 128 at Q3 2020

Capital expenditures, net of disposals for fiscal 2021 anticipated at $45 - $55 million, a $15 million reduction from prior outlook

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DYCOM

Capital Allocated to Maximize Returns 20 Focus on organic growth opportunities through strategic capital investments in the business Dycom is committed to maximizing long term returns through prudent capital allocation Repurchased 23.9 million shares for approximately $658 million since fiscal 2006 $100.0 million authorization available for share repurchases through February 2022 Generate free cash flow to reduce net debt Invest in Organic Growth Shares Repurchases Reduce Leverage to Historical Levels Pursue Complementary Acquisitions Selectively acquire businesses that complement our existing footprint and enhance our customer relationships Acquisitions have further strengthened Dycom’s customer base, geographic scope, and technical service offerings

21 Questions and Answers

Outlook 22 For the quarter ending January 30, 2021 (which includes an additional week of operations due to the Company’s 52/53 week fiscal year), the Company expects modestly lower contract revenues with margins that range from in-line to modestly higher, as compared to the quarter ended January 25, 2020 The Company believes the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and could affect its ability to achieve these expected financial results This slide was used on November 24, 2020 in connection with the Company’s conference call for its fiscal 2021 third quarter results. This information is provided for your reference only and should not be interpreted as a reiteration of these projections by the Company at any time after the date originally provided. Reference is made to slide 2 titled “Important Information” with respect to these slides. The information and statements contained in this slide that are forward-looking are based on information that was available at the time the slide was initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 24, 2020.

Notes

1) Organic growth (decline) % adjusted for revenues from acquired businesses and storm restoration services, when applicable.
2) Due to the change in the Company's fiscal year end, the Company's fiscal 2018 six month transition period consisted of Q1 2018 and Q2 2018. For comparative purposes all amounts provided are for 4 Quarters Ended January.
3) The Company's backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12 month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company's backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles ("GAAP") and should be considered in addition to, but not as a substitute for, GAAP results. Participants in the Company's industry often disclose a calculation of their backlog; however, the Company's methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships.
4) During the quarter ended July 27, 2019, the Company entered into a contract modification that increased revenue produced by a large customer program. As a result, the Company recognized $11.8 million of contract revenues for services performed in prior periods, $0.8 million of related performance-based compensation expense, and $1.0 million of stock-based compensation. On an after-tax basis, these items contributed approximately $7.2 million to net income, or $0.23 per common share diluted, for the quarter and nine months ended July 27, 2019. These amounts are excluded from the calculation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share for the quarter and nine months ended July 27, 2019 (Q2 2020).
5) Notional net debt as of Q3 2020, Q4 2020 and Q1 2021 consisted of the following:

$ Millions	Q3 2020	Q4 2020	Q1 2021
Debt Summary			
0.75% Convertible Senior Notes, mature Sept 2021:	$ 485.0	$ 460.0	$ 293.0
Senior Credit Facility, matures Oct 2023:[7]			
Term Loan Facilities	450.0	444.4	438.8
Revolving Facility	103.0	-	675.0
Total Notional Amount of Debt	**$ 1,038.0**	**$ 904.4**	**$1,406.7**
Less: Cash and Equivalents	**11.8**	**54.6**	**643.9**
Notional Net Debt	**$ 1,026.2**	**$ 849.8**	**$ 762.9**

6) Liquidity represents the sum of the Company's availability on its revolving facility as defined by the Company's Senior Credit Facility and available cash and equivalents.
7) As of both October 24, 2020 and July 25, 2020, the Company had $52.2 million of standby letters of credit outstanding under the Senior Credit Facility.
8) DSO is calculated as the summation of current and non-current accounts receivable (including unbilled receivables), net of allowance for doubtful accounts, plus current contract assets, less contract liabilities (formerly referred to as billings in excess of costs and estimated earnings) divided by average revenue per day during the respective quarter. Long-term contract assets are excluded from the calculation of DSO, as these amounts represent payments made to customers pursuant to long-term agreements and are recognized as a reduction of contract revenues over the period for which the related services are provided to the customers.

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DYCOM